December 6, 1996



Mr. Cheskal Roth
Old Dominion Growth Fund Limited
P.O. Box 556
Main Street
Charleston
Isle of Nevis
British West Indies

Dear Mr. Roth,


     This letter is to memorialize the terms and conditions of the agreement between Alfa International Corp. and its successors and assigns (the "Company") and Old Dominion Growth Fund Limited ("Old Dominion") regarding the scope of Old Dominion's investment banking services on behalf of the Company, the terms and conditions of a short term loan from Old Dominion to the Company, the compensation that the Company will pay Old Dominion for all such services and the rights and obligations of Old Dominion and the Company (the "Agreement"). All capitalized terms in this Agreement, unless otherwise defined herein, shall have the meaning assigned them in the "Subscription Agreement" (as hereinafter defined).


1. Old Dominion has heretofore provided investment banking services to the Company, including but not limited to advice on the capital structure of an offering under Regulation S of the Securities Act of 1933, as amended (the "Act") as generally outlined in the draft Offshore Securities Subscription Agreement ("Subscription Agreement") attached hereto as Exhibit A and the Company intends to engage Old Dominion to provide investment banking services to the Company, including but not limited to, advice on the capital structure of possible future public offerings of the Company's securities.

2. Subject only to the merger between a wholly owned subsidiary of the Company and Ty-Breakers (NY) Corp. (the "Merger") as generally described in the draft merger agreement attached hereto as Exhibit B becoming effective, then this Agreement will constitute Old Dominion's undertaking to offer to its overseas clients on behalf of the Company, and on a "best efforts" basis, the 1,000 Units as specified in the Subscription Agreement (the "Offering").

3. Old Dominion has arranged a short term loan to the Company of one hundred thousand dollars ($100,000) in accordance with the terms and conditions of the Note attached hereto as Exhibit C.

4. As security for repayment of the Note by the Company, six hundred five thousand two hundred one (605,201) shares of the Company's Common Stock (the "Drohan Shares") which are owned by the Company's president, Frank J. Drohan ("Drohan") have been deposited with Kramer, Levin, Naftalis & Frankel ("KLNF"), 919 Third Avenue, New York, N.Y. 10022, as escrow agent under the terms of the "Escrow Agreement" annexed hereto as Exhibit D. With the sole exception of the "Wiss Shares" (as hereinafter defined), the Drohan Shares are all the shares of the Company's Common Stock owned by Drohan.


5. The term ("Term") of this Agreement shall be from the date hereof up until and including the earlier of either (a) December 31, 1997, or (b) sixty (60) days after the date the Merger becomes effective if the proceeds from the sale of at least 500 of the Units in the Offering have not been received by the Company by that date, or (c) one hundred eighty (180) days after the date the Merger becomes effective if the proceeds from the sale of the remaining 500 Units in the Offering have not been received by the Company by that date. During the Term Old Dominion, or its designee, shall have the "right of first refusal" as to any future public offering of the Company's securities or of the securities of Auto-Pilot, Inc, a Delaware corporation ("API") which is controlled by Drohan. As soon as practicable after the Merger becomes effective, Old Dominion shall nominate a director to the Board of Directors of the Company and the Company and Drohan shall use their best efforts to have such nominee appointed as a director of the Company.


6. Immediately after execution of this Agreement by the parties and as compensation to Old Dominion for its services to date hereunder, the Company shall grant to Old Dominion, one million two hundred fifty thousand (1,250,000) shares (the "Shares") of the Company's Common Stock. The Shares shall thereafter be dealt with in accordance with the "Stock Redemption Agreement" of even date with this Agreement and attached hereto as Exhibit E. Old Dominion agrees that it shall execute all such documents and other papers and take such further actions as may be reasonably required by counsel to the Company to assure that the grant of the Shares as contemplated by this Agreement is done in compliance with all the provisions of the Act.


7. Subject only to the satisfaction of the condition precedent outlined in the following sentence of this paragraph 7, and as additional compensation to Old Dominion, Drohan shall offer to sell to Old Dominion, seventy-one thousand eight hundred fifty (71,850) shares of the Company's Common Stock which are owned by him (the "Wiss Shares") for a purchase price of $.01 per share and a total purchase price of seven hundred eighteen dollars and fifty cents ($718.50). If the Term ends and 500 Units in the Offering have not been sold, then Drohan shall have no obligation to offer to sell any of the Wiss Shares to Old Dominion. Drohan shall offer to sell the Wiss Shares to Old Dominion promptly after receipt by the Company of the proceeds from the sale of the first 500 Units in the Offering. Old Dominion agrees that it shall execute all such documents and other papers and take such further actions as may be reasonably required by counsel to Drohan and the Company to assure that any sale of the Wiss Shares as contemplated by this paragraph is done in compliance with all the provisions of the Act.

8. If, during the Term, Old Dominion introduces the Company to other companies and such introduction(s) result in any acquisition, merger or other business combination (but not simply business transactions between the Company and such other companies), then upon consummation of any such acquisition, merger or business combination, Old Dominion shall be entitled to be compensated for such introduction(s) in accordance with the "Lehman Formula" (i.e. 5-4-3-2-1), or such other formula as may be mutually agreed upon by the parties. Notwithstanding the provisions of this paragraph 8, Old Dominion shall not be entitled to an "introduction fee" in the event of any business combination of the Company with API.

9. Old Dominion agrees that it will offer the Units described in the Subscription Agreement in compliance with all the regulations therefore promulgated under the Act and under the Securities Exchange Act of 1934 and only to potential purchasers who are not residents of the United States and who qualify in all respects as purchasers of "Regulation S" securities.


     This Agreement (including the Exhibits) constitutes the entire agreement between Old Dominion and the Company (and between Old Dominion and Drohan with respect to paragraphs 4, 5, and 7 hereof) and supersedes all previous agreements, negotiations and discussions, whether written or oral, all of which are merged into this Agreement. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be entirely performed therein and without regard to principles of conflict of laws.



     The parties acknowledge that neither the Drohan Shares nor the securities that paragraphs 6 and 7 of this Agreement require Drohan and the Company to deliver to Old Dominion will be registered under the Act.

     If you are in agreement with the contents, terms and conditions of this Agreement, please indicate your acceptance and agreement hereto by countersigning where indicated below and returning one copy of this Agreement to me.


                                   Sincerely yours,
                                   Alfa International Corp.



                                   Frank J. Drohan
                                   President




AGREED TO AND ACCEPTED:                 AGREED TO AND ACCEPTED AS
                                        TO PARAGRAPHS 4, 5, AND 7
                                        ONLY:

Old Dominion Growth Fund, Ltd.          Frank J.Drohan





By: _________________________           By:______________________

                                             Frank J. Drohan




                                        AGREED TO AND ACCEPTED AS
                                        TO PARAGRAPHS 5 and 8 ONLY:
                                        Auto-Pilot, Inc., a
                                        Delaware corporation




                                        By:____________________
                                           Frank J. Drohan,
                                           President